AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of January 2, 2002, among eB2B Commerce, Inc., a New Jersey corporation ("Buyer"), and Bac-Tech Systems, Inc., a New York corporation ("Seller"), Robert Bacchi ("Bacchi"), residing at 85-10 Forrest Parkway, Woodhaven, NY 11421, Michael Dodier ("Dodier"), residing at 119 Alpine Estates Drive, Cranston, Rhode Island (Bacchi and Dodier being hereinafter sometimes collectively referred to as the "Seller Stockholders" and individually as a "Seller Stockholder").

RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the New Jersey Business Corporation Act ("New Jersey Law") and the New York Business Corporation Law ("New York Law"), Buyer and Seller will enter into a business combination transaction pursuant to which Seller will merge with and into Buyer (the "Merger").

     B. The Board of Directors of Buyer (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Buyer and fair to, and in the best interests of, Buyer and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of Seller (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Seller and fair to, and in the best interests of, Seller and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of Seller.

     D. Buyer on the one hand, and Seller and the Seller Stockholders on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, premises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

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     1.1  The Merger.  At the  Effective Time (as  defined  in Section  1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of New Jersey Law and New York Law, Seller shall be merged with and into Buyer, the separate corporate existence of Seller shall cease and Buyer shall continue as the surviving corporation. Buyer as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by (a) filing a Certificate of Merger (the "NJ Certificate of Merger") with the Secretary of State of the State of New Jersey accordance with the relevant provisions of New Jersey and (b) filing a Certificate of Merger (the "NY Certificate of Merger") executed by Seller with the Secretary of State of the State of New York in accordance with the relevant provisions of New York Law (the time of such filings, or such later time as may be agreed in writing by the parties and specified in the Certificates of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificates of Merger. The closing of the Merger (the
"Closing") shall take place at the offices of Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard - Suite 206, Mitchel Field, New York 11553, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of New Jersey Law and New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.

          (a) At the Effective Time, the Certificate of Incorporation of Buyer, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

          (b) At the Effective Time, the Bylaws of Buyer, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such bylaws.

     1.5 Directors and Officers. The directors of Buyer immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to serve in such capacity until their respective successors are duly elected and qualified. The officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to serve in such capacity at

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the   pleasure  of  the  Board  of Directors of the  Surviving  Corporation  and
until their successors are duly appointed and qualified.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holders of any of the following securities:

          (a) Conversion of Seller Capital Stock. Each share of common stock, no par value, of Seller (the "Seller Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Capital Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(d)) into the right to receive at the closing (i) $1,250.00 (a total of $250,000 for all shares) in immediately available funds (the "Cash Component"), (ii) 15,000 (the "CS Exchange Ratio") shares of common stock, par value $.0001 per share, of Buyer ( "Buyer Common Stock"), (iii) 475 (the "PS Exchange Ratio") shares of preferred stock, par value $.0001 per share, of Buyer ( "Buyer Preferred Stock"), and (iv) $3,000.00 in face amount, which is inclusive of principal and interest (the "Note Component"), of a note of Buyer ("Note") in the form attached here to as Exhibit A, upon surrender of the certificate representing such share of Seller Capital Stock in the manner provided in Section 1.7.

          (b) Cancellation of Buyer-Owned Stock. Each share of Seller Capital Stock held in the treasury of Seller or owned by Buyer or any direct or indirect wholly-owned subsidiary of Seller or Buyer immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Capital Stock of Buyer. Each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be one validly issued, fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation. Each stock certificate of Buyer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Adjustments to CS Exchange Ratio and PS Exchange Ratio. The CS Exchange Ratio and the PS Exchange Ratio shall be proportionately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Seller Capital Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Seller Capital Stock occurring on or after the date hereof and prior to the Effective Time.

     1.7  Exchange of Certificates.

          (a) Exchange Procedures. At the Closing, (i) each holder of record (as of the Effective Time) of Seller Capital Stock shall surrender to Buyer a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Seller Capital Stock whose shares were converted into the right to receive the consideration specified in
Section 1.6, (ii) Seller shall deliver to each such holder of record, (A) a certificate representing the number of whole shares of Buyer Common Stock pursuant to Section 1.6, (B) a

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certificate   representing   the   number  of  whole  shares of Buyer  Preferred
Stock pursuant to Section 1.6, (C) the Cash Component for each share of Seller Capital Stock pursuant to Section 1.6, and (D) a Note in the Note Component for each share of Seller Capital Stock pursuant to Section 1.6. Each Certificate surrendered pursuant to clause (i) hereof shall be canceled.

          (b)  No Liability.  Notwithstanding  anything  to the contrary in this
Section 1.7, neither the Buyer, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Buyer Common Stock or Seller Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Seller Capital Stock. All shares of Buyer Common Stock and Buyer Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6 and 1.7) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Capital Stock which were outstanding immediately prior to the Effective Time.

     1.9 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization and a statutory merger within the meaning of Section 368(a)(1)(A) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. The Company is not aware of any facts that could cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and has no plan or intention to take any action that, to its knowledge, is inconsistent with such qualifications.

     1.10 Additional Payout. Buyer shall make a performance-based payment to each Seller Stockholder of up to $100,000 (i.e. up to $100,000 each) for Buyer's year ended December 31, 2002 ("Year 2002"), in the following instances:

          (a)  In the  event  gross  revenue  of  Buyer  for  Year  2002  are at
least   $9,249,000,  net  of  Buyer's  training   center   operations (the "2002
Revenue Target"), then each Seller Stockholder shall be entitled to $60,000.

          (b) In the event earnings before interest, taxes, depreciation and amortization for Year 2002 are at least $1,986,000, net of the contribution of the Buyer's training center operations (the "2002 EBITDA Target"), then each Seller Stockholder shall be entitled to $40,000.

          (c) In the event that at least 70% but less than 100% of the 2002 Revenue Target and/or the 2002 EBITDA Target is achieved, then Seller Stockholders shall be entitled to a partial payment proportionate to the percentage of the Target achieved. For example, if 80% of the 2002 Revenue Target is achieved and 40% of the 2002 EBITDA Target is achieved, then

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

each  Seller   Stockholder  shall  be  entitled to $48,000 (80% of $60,000) with respect to the 2002 Revenue Target and nothing with respect to the 2002 EBITDA Target.

          (d) In the event of the acquisition of Buyer during 2002, the determination of the 2002 Revenue Target test and the 2002 EBITDA Target test shall be made as of the closing date of such acquisition. In this case, the two Targets shall be proportionately reduced to reflect the portion of the year that has transpired.

     Such amounts shall be as determined, in good faith, by the Buyer and consistent with the financial information presented in the Buyer's filings with the Securities and Exchange Commission.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller, the officers and directors of Seller are fully authorized in the name of its corporation or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

     1.12 In the event of an Event of Default (as defined in the Security Agreement, dated the date hereof, between Buyer and the Seller Stockholders), the Intellectual Property Assets shall revert to the Seller Stockholders. In such event, Buyer and Seller Stockholders shall negotiate in good faith a non-exclusive license for Buyer to utilize such Intellectual Property Assets as appropriate for use in its business, and in any case, may utilize such Intellectual Property Assets for a period of 45 days. Likewise, during such 45 day period, Buyer shall, if requested by Seller Stockholders, negotiate in good faith a non-exclusive license for the Seller Stockholders to utilize modifications to the Intellectual Property Assets made subsequent to the Closing Date and owned by Buyer as appropriate for use by Seller Stockholders, and in any case, the Seller Stockholders may utilize such modifications for a period of 45 days.

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

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and each Seller Stockholder hereby jointly and severally represent and warrant to Buyer, subject to the exceptions specifically disclosed in writing in the Disclosure Schedules supplied by Seller and the Seller Stockholders to Buyer, as follows:

     2.1  Organization; Good Standing; Subsidiaries.

          (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Part 2.1 of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Seller is authorized to do business. Except as set forth in Part 2.1, Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification (except where the failure to be so qualified will not have a material adverse affect on the business or financial condition of Seller taken as a whole).

          (b) Seller has delivered to Buyer copies of the Organizational Documents of Seller as currently in effect.

          (c) Seller has no Subsidiaries and owns no stock or other interest in or any securities of any other corporation or entity.

     2.2  Authority; No Conflict.

     (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, including requisite approval by the Board of Directors and stockholders of Seller, subject only to the filing of the NJ Certificate of Merger pursuant to New Jersey Law and the NY Certificate of Merger pursuant to New York Law. This Agreement has been duly executed and delivered by Seller and each Seller Stockholder and, assuming the due authorization, execution and delivery by Buyer, constitutes the valid and binding respective obligation of Seller and each Seller Stockholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles).

     (b) Except as set forth in Part 2.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

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          (i)  contravene,  conflict  with,  or  result  in a  violation  of (A)
any   provision  of  the   Organizational   Documents   of  Seller,  or (B)  any
resolution adopted by the board of directors or stockholders of Seller;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Seller or the Seller Stockholders, as the case may be, or any of the assets owned or used by Seller or either Seller Stockholders, as the case may be, may be subject;

          (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Seller.

     Except as set forth in Part 2.2 of the Disclosure Schedule, none of Seller or either Seller Stockholder is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     2.3 Capitalization. The authorized capital stock of Seller consist of 200 shares of common stock, no par value ("Shares"), all of which shares are issued and outstanding. No legend or other reference to any purported Encumbrance appears upon any certificate representing securities of Seller. All of the outstanding equity securities of Seller have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Shares, no outstanding stock or other equity securities of any kind of Seller have been issued or authorized for issuance, and except for a shareholders agreement which shall be canceled as of the Closing Date. Seller has no outstanding subscriptions, options, warrants, rights (preemptive or other), calls or other agreements, obligations or commitments of any kind to issue, sell or purchase, or commit any obligations into, nor any restrictions on the transfer or voting of, any stock or security, of any call or any convertible securities. None of the outstanding equity securities or other securities of Seller was issued in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or any other Legal Requirement.

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     2.4  Financial Statements; Certain Conditions at Closing.

     (a)  Part  2.4  of the  Disclosure  Schedule  contains  (i)  the  financial statements of Seller as at and for years ended December 31, 1999 and 2000, including the Balance Sheet at each such date and the related consolidated statements of operations and retained earnings and cash flows, and Schedule of General and Administrative Expenses, for the years then ended, and the compilation report thereon of Marcum & Kleigman, LLP, independent certified public accountants, and (ii) the unaudited interim financial statements of Seller for the eleven months ended November 30, 2001, prepared on a basis consistent with the financial statements for 1999 and 2000, subject to normal year-end adjustments and without all footnotes required in audited financial statements (collectively, the "Prior Financial Statements"). Further, as provided in Section 7.1(j), at the Closing the Buyer shall receive certain Closing Financials (as herein defined and described). The Prior Financial Statements and the Closing Financials are hereinafter sometimes collectively referred to as the "Financial Statements." The Financial Statements are or, in the case of the Closing Financials, will be, true, correct and complete in all material respects and in conformity with the books and records of Seller, have been and will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered (except as otherwise stated therein) and fairly present and will present in all material respects the financial condition and results of operations and changes in financial position of Seller as at the respective dates thereof and for the respective periods covered thereby. The Financial Statements do not or, in the case of the Closing Financials, will not contain, as of their respective dates, any untrue statement of material fact necessary to make the statements therein not misleading. Except as set forth in Part 2.4 of the Disclosure Schedule, since November 30, 2001, there have been no occurrences or developments which would require any material adverse change(s) to be made in the Prior Financial Statements.

     (b) At the time of the Closing, (i) Seller shall have a positive tangible net worth (stockholder's equity less intangible assets) determined in accordance with GAAP applied on a basis consistent with the Prior Financial Statements of at least $135,000 (the "Minimum Net Worth") and (ii) bank debt and equipment lease obligations will not exceed $175,000 (the "Maximum Lease Obligations").

     2.5 Books and Records. Except as set forth in Part 2.5 of the Disclosure Schedule, the books of account, minute books, stock record books, and other records of Seller, all of which have been made available to Buyer, are complete and correct in all material respects. Except as set forth in Part 2.5, in all material respects, the minute books of Seller contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of Seller, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Seller.

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     2.6  Title to Properties; Leases.

     (a) Part 2.6 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Seller. Seller has good and marketable title to all of its tangible assets, in each case free and clear of all liens and Encumbrances except for Permitted Liens and such minor imperfections in title and other Encumbrances, if any, as does not materially detract from the value or interfere with the present use thereof. All of Seller's machinery, equipment, fixtures and other fixed assets, and the real property leased by it, as referred to in paragraph (b) below, are in satisfactory operating condition, maintenance and repair and conform in all material respects to applicable Legal Requirements, which in the case of real property, shall be tot he Knowledge of either Seller Stockholder.

     (b) Seller is not a party to any material lease of real property, whether as lessor or lessee, other than its lease (the "Lease") of premises on the 3rd floor of the building located at 665 Broadway, New York, New York. A true and correct copy of the Lease has been delivered to Buyer. The Lease is in full force and effect, without material default of Seller and, to the Knowledge of either Seller Stockholders, of landlord, and is valid, binding and enforceable in accordance with its provisions (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, motorium or other similar laws affecting creditors' rights generally or by equitable principles).

     2.7 Condition and Sufficiency of Assets. Except as set forth in Part 2.7 of the Disclosure Schedule, the demised premises and equipment of Seller are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such demised premises or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The demised premises and equipment of Seller are sufficient for the continued conduct of Seller's business after the Closing in substantially the same manner as conducted prior to the Closing with respect to the demised premises, this representation and warranty shall be to the Knowledge of either Seller Stockholder.

     2.8 Accounts Receivable. All accounts receivable of Seller that are reflected in the Prior Financial Statements or on the accounting records of Seller as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent in all material respects valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves and allowances for bad debts in an aggregate amount not to exceed
$30,000. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. Except as set forth in Part
2.8 of the Disclosure Schedule, there is no written contest, claim, or contractual right, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 2.8 of the

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Disclosure  Schedule  contains  a  complete  and  accurate  list of all Accounts
Receivable as of the date of this Agreement, which list sets forth the aging of such Accounts Receivable.

     2.9 No Undisclosed Liabilities. Except as set forth in Part 2.9 of the Disclosure Schedule, Seller has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Prior Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     2.10 Taxes. Except as set forth in Part 2.10 of the Disclosure Schedule, Seller (i) has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed pursuant to applicable Legal Requirements and have paid all Taxes required by applicable Legal Requirements (including, without limitatiOn, withholding, social security, payroll and similar Taxes), and all interest and penalties, if any thereon, (ii) are not parties to any pending action or proceeding by any Governmental Body for the assessment or collection of any Taxes, nor is any claim for any Taxes pending or to their knowledge Threatened, and (iii) have not executed any outstanding waiver or consent for the extension of the statute of limitations for, or for any restrictions on, the assessment or collection of any Taxes.

     2.11 No Material Adverse Change. Except as set forth in Part 2.11, since September 30, 2001, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Seller as a whole, and no event has occurred or circumstance exists (other than general economic or industry conditions) that may reasonably be expected to result in such a material adverse change.

     2.12  Employee Benefits.

     (a) As used in this Section 2.12, the following terms have the meanings set forth below.

"ERISA AFFILIATE" means, with respect to Seller, any other person that, together with Seller, would be treated as a single employer under IRC ss. 414.

"OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and significant fringe benefits.

"PENSION PLAN" has the meaning given in ERISA ss. 3(2)(A).

"PLAN" has the meaning given in ERISA ss. 3(3).

"PLAN SPONSOR" has the meaning given in ERISA ss. 3(16)(B).

"QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC ss. 401(a).

"SELLER OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by Seller or an ERISA Affiliate of Seller.

"SELLER PLAN" means all Plans of which Seller or an ERISA Affiliate of Seller is or was a Plan Sponsor, or to which Seller or an ERISA Affiliate of Seller otherwise contributes or has contributed, or in which Seller or an ERISA Affiliate of Seller otherwise participates or has participated. All references to Plans are to Seller Plans unless the context requires otherwise.

"SELLER VEBA" means a VEBA whose members include employees of Seller or any ERISA Affiliate of Seller.

"TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. ss. 1301 et seq., other than multi-employer plans.

"VEBA" means a voluntary employees' beneficiary association under IRC ss. 501(c)(9).

"WELFARE PLAN" has the meaning given in ERISA ss. 3(1).

     (b) (i) Part 2.12(i) of the Disclosure Schedule contains a complete and accurate list of all Seller Plans, Seller Other Benefit Obligations, and Seller VEBAs.

          (ii) Part 2.12(ii) of the Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates of Seller, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

          (iii)  Part   2.12(iii)  of  the  Disclosure  Schedule  sets  forth  a
calculation of the liability of Seller for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Seller is required by this Statement to disclose such information.

     (c) Except as disclosed in Part 2.12 of the Disclosure Schedule, Seller has delivered to, or given access to Buyer copies of (except where such is neither in possession of Seller nor material);

          (i) all documents that set forth the terms of each Seller Plan, Seller Other Benefit Obligation, or Seller VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Seller Plans for which Seller is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Seller Plans, Seller Other Benefit Obligations, and Seller VEBAs for which a plan description or summary plan description is not required;

          (ii)  all personnel, payroll, and employment manuals and policies;

          (iii) a written description of any Seller Plan or Seller Other Benefit Obligation that is not otherwise in writing;

          (iv)  all  registration  statements  filed  with respect to any Seller
Plan;

          (v) all insurance policies purchased by or to provide benefits under any Seller Plan;

          (vi) all  contracts   with  third  party  administrators,   actuaries,
investment  managers,   consultants,  and  other  independent  contractors  that
relate to any Seller Plan, Seller Other Benefit Obligation, or Seller VEBA;

          (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Seller Plan, Seller Other Seller Obligation, or Seller VEBA;

          (viii) the Form 5500 filed in each of the most recent three plan years with respect to each Seller Plan, including all schedules thereto and the opinions of independent accountants;

     (d)  Except as set forth in Part 2.12(iv) of the Disclosure Schedule:

          (i) To the Knowledge of either Seller Stockholder in all material respects, Seller has performed all of its material obligations under all Seller Plans, Seller Other Benefit Obligations. Seller has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

          (ii) No statement, either written or oral, has been made by Seller to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that would more likely than not have an adverse economic consequence to Seller or to Buyer.

          (iii) To the Knowledge of either Seller Stockholder in all material respects, Seller and its Seller Plans, Seller Other Benefits Obligations, and Seller VEBAs are in full compliance with ERISA, the IRC relating to employee benefits, and other applicable Legal Requirements relating to employee benefits including the provisions of such Legal Requirements expressly mentioned in this Section 2.12, and with any applicable collective bargaining agreement, to the extent material.

          (iv) (Except as set forth in Part 2.12 of the Disclosure Schedule, there has been no establishment or amendment of any Seller Plan, Seller VEBA, or Seller Other Benefit Obligation.

          (v) No event has occurred or circumstance exists relating specifically to Seller that is likely to result in a material increase in premium costs of Seller Plans and Seller Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

          (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Seller Plan, Seller Other Benefit Obligation, or Seller VEBA is pending or, to the Knowledge of Seller or either of the Seller Stockholders, is Threatened.

          (vii)  The  actuarial  report for each  Pension Plan of Seller and any
ERISA  Affiliate  of  Seller  fairly   presents the financial  condition and the
results of operations of each such Plan in accordance with GAAP.

          (viii) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

     2.13  Compliance  with  Legal  Requirements;  Governmental  Authorizations.

     (a)   Except as set forth in Part  2.13  of  the  Disclosure  Schedule, (i)
Seller is, and at all times has been, in compliance in all material respects with each material Legal Requirement (not covered within Section 2.12) that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) would be reasonably expected to constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any material Legal Requirement, or
(B) will be reasonably expected to give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and (iii) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Seller or the Seller Stockholders to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Part 2.13 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization by or from a governmental body that is held by, or that otherwise relates to the business of, or to any of the assets owned or used by, Seller. Each Governmental Authorization listed or required to be listed in Part 2.13 of the Disclosure Schedule is valid and in full force and effect.

     2.14  Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.14 of the Disclosure Schedule, there is no pending Proceeding:

          (i) that has been commenced by or against any Seller or any of Seller's stockholders or that otherwise relates to or may adversely affect the business of, or any of the assets owned or used by, Seller; or

          (ii)  involving  Seller  or  Seller Stockholders,  that challenges, or
that  may  have  the   effect  of   preventing,  delaying,  making  illegal,  or
otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of either Seller Stockholder, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that is likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
2.14 of the Disclosure Schedule. The Proceedings listed in Part 2.14 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of Seller taken as a whole.

     (b)  Except as set forth in Part 2.14 of the Disclosure Schedule:

          (i) there is no Order to which Seller or either Seller Stockholder, or any of the assets owned or used by Seller, is subject;

          (ii) None of Seller or either Seller Stockholder is not subject to any Order that relates to the business of, or any of the assets owned or used by, Seller; and

          (iii) no officer, director, agent, or employee of Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Seller.

          (iv) Seller is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (v) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or either Seller Stockholder, or any of the assets owned or used by Seller, is subject; and

          (vi) None of Seller or either Seller Stockholder has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or either Seller Stockholder, or any of the assets owned or used by Seller, is or has been subject.

     2.15  Absence of Certain  Changes and  Events.  Except as set forth in Part
2.15 of the Disclosure Schedule, since July 1, 2001, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) change in Seller's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Seller; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Seller of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b)   amendment to the Organizational Documents of Seller;

     (c) payment or increase by Seller of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar contract with any director, officer, or employee except as set forth on Part 2.15(c) of the Disclosure Schedule;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Seller;

     (e) damage to or destruction or loss of any asset or property of Seller, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Seller, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to Seller of at least $10,000 (other than the entry in agreements in the Ordinary Course of Business on terms consistent with prior practice);

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Seller or mortgage, pledge, or imposition of any lien or other Encumbrance on any asset or property of Seller, including the sale, lease, or other disposition of any of the Intellectual Property Assets (as defined in Section 2.21);

     (h) cancellation or waiver of any claims or rights with a value to Seller in excess of $10,000;

     (i)  material change in the accounting methods used by Seller;

     (j) borrowing or agreement to borrow any money or loan or agreement to loan to, or guarantee or agreement to guarantee the obligations of, any Person except as set forth in Schedule 2.15(j) of the Disclosure Schedule;

     (k) cancellation, compromise or waiver of any amounts owing to or any claims heretofore made by Seller except for normal adjustments in the Ordinary Course of Business or any other waiver, surrender or release of any rights, contractual or others, by Seller having a value in the aggregate in excess of $10,000; or

     (l) any distributions to stockholders, except for a distribution of $25,000 to each Seller Stockholder (i.e. total $50,000) made in December 2001 in conformance with the agreement of the parties hereto; or

     (m) agreement, whether oral or written, by Seller to do any of the foregoing.

     2.16 Contracts; No Defaults.

     (a) Part 2.16(a) of the Disclosure Schedule contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by or to Seller of an amount or value in excess of $10,000;

          (ii) each  Applicable  Contract  that  was  not  entered   into in the
Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $10,000;

          (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

          (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (v) each  collective  bargaining    agreement  and  other   Applicable
Contract to or with any labor union or other employee representative of a group of employees;

          (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

          (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of Seller or limit the freedom of Seller to engage in any line of business or to compete with any Person;

          (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (ix)  each   power   of  attorney  that  is  currently  effective  and
outstanding;

          (x) each Applicable Contract that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

          (xi) each Applicable Contract for capital expenditures in excess of $10,000;

          (xii)  each   written   warranty,   guaranty,  and  or  other  similar
undertaking   with   respect  to   contractual   performance  extended by Seller
other than in the Ordinary Course of Business; and

          (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     Part 2.16(a) of the Disclosure Schedule sets forth the title and parties to such Applicable Contracts.

     (b) Except as set forth in Part 2.16(b) of the Disclosure Schedule, each Applicable Contract identified or required to be identified in Part 2.16(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principals). (c) Except as set forth in Part 2.16(c) of the Disclosure Schedule:

          (i) Seller is, and at all times has been, in full compliance with all applicable terms and requirements of each Applicable Contract under which Seller has or had any obligation or liability or by which Seller or any of the assets owned or used by Seller is or was bound, except where such is not material;

          (ii) To the Knowledge of either Seller Stockholder, each other Person that has or had any obligation or liability under any Applicable Contract under which Seller has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Applicable Contract, except where such is not material;

          (iii) To the Knowledge of either Seller Stockholder, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, except where such is not material; and

          (iv) None of Seller or either Seller Stockholder has given to, or received from, any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract, except where such would be immaterial.

     (e) The Applicable Contracts relating to the sale, design, manufacture, or provision of products or services by Seller have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement in all material respects.

     2.17 Insurance.

     (a)  Seller and the Seller Stockholders have delivered to Buyer:

          (i) true and complete copies of all policies of insurance to which Seller is a party or under Seller, or any director of Seller, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of Seller's financial statements with regard to the adequacy of Seller's coverage or of the reserves for claims.

     (b)  Part 2.17(b) of the Disclosure Schedule describes:

          (i) any self-insurance arrangement by or affecting Seller, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Seller; and

          (iii) all obligations of Seller to third parties with respect to insurance (including such obligations under leases and service agreements).

     (c) Part 2.17(c) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the three preceding policy years:

          (i)  a summary of the loss experience under each policy;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

                (A) the name of the claimant;

                (B) a  description  of the policy by insurer, type of insurance, and period of coverage; and

                (C)      the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d)  Except as set forth on Part 2.17(d) of the Disclosure Schedule:

          (i)   All policies to which Seller is a party or that provide coverage
to  Seller  or  any  director  or  officer  of  Seller,  including  the   Seller
Stockholders:

                (A) are valid, outstanding, and enforceable;

                (B) are  issued  by  an  insurer  that  is financially sound and reputable;

                (C) taken  together, provide adequate insurance coverage for the assets and the operations of Seller for all risks normally insured against by a Person carrying on the same business or businesses as Seller;

                (D) are  sufficient  for compliance  with all Legal Requirements and contracts to which Seller is a party or by which any of them is bound;

                (E) will  continue  in  full  force  and  effect  following  the consummation  of the Contemplated Transactions; and

                (F) do not provide for any retrospective  premium  adjustment or other experienced-based liability on the part of Seller.

          (ii) Seller has not received within the past three years (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     2.18 Environmental Matters. Except as set forth in Part 2.18 of the Disclosure Schedule:

     (a) Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Seller has no basis to expect, nor has Seller or any other Person for whose conduct Seller is held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of either Seller Stockholder, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller has or had an interest.

     (c) Neither Seller Stockholder has Knowledge of, nor has or any other Person for whose conduct Seller is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller, or any other
Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) Neither Seller nor any other Person for whose conduct Seller is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the demised premises of Seller or, to the Knowledge of either of the Seller Stockholders, with respect to any other properties and assets (whether real, personal, or mixed) in which Seller (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the demised premises of Seller or any such other property or assets.

     (e) To the Knowledge either of the Seller Stockholders, there are no Hazardous Materials present on or in the Environment at the demised premises of Seller, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the demised premises of Seller. Neither Seller nor any other Person for whose conduct Seller is or may be held responsible or, to the Knowledge of Seller or the Seller Stockholders, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the demised premises of Seller or any other properties or assets (whether real, personal, or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) Seller and the Seller Stockholders have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the demised premises of Seller, or concerning compliance by Seller or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     (g) The foregoing representations and warranties in this Section 2.18 are all to the Knowledge of either Seller Stockholder and are only breached to the extent that there is a Material Adverse Effect.

     2.19  Employees.

     (a) Part 2.19 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of Seller, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation over the last two years; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Seller's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any director Plan.


     (b) Except as set forth in Part 2.19(b) of the Disclosure Schedule no employee or director of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Seller, or (ii) the ability of Seller to conduct its business, including any Proprietary Rights Agreement with Seller by any such employee or director. To the Knowledge of Seller or the Seller Stockholders, no director, officer, or other key employee of Seller intends to terminate his employment with Seller.

     (c) Part 2.19 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of Seller, or its dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     2.20 Labor Relations; Compliance. Seller has not been nor is a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against Seller relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or relations dispute against Seller or its premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of Seller or the Seller Stockholders, no employee or employees are currently intending to terminate their employment or enter into a business competitive with Seller immediately or shortly following the Closing Date.

     2.21 Intellectual Property.

     (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

          (i) the name "Bac-Tech Systems, Inc.", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii)  all   copyrights   in  both  published  works  and  unpublished
works (collectively, "Copyrights");

          (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

          (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by Seller as licensee or licensor.

     (b) Agreements. Part 2.21(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by Seller, of all contracts relating to the Intellectual Property Assets to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which Seller is the licensee. There are no outstanding and, to the Knowledge of Seller, no Threatened disputes or disagreements with respect to any such agreement.

     (c) Proprietary Information; Know-How Necessary for the Business; Non Competition Covenants

          (i) The Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted. Seller is either the owner of the Intellectual

Property Assets free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims (except for Permitted Liens and for such imperfections in title and other Encumbrances, if any, as do not materially detract from the value or interfere with the present use thereof), or is licensed or has the right to use the Intellectual Property Assets.

          (ii) Except as set forth in Part 2.21(c) of the Disclosure Schedule, all former and current employees of Seller have executed written contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries, or information relating to the business of Seller. No employee of Seller has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Seller.

          (iii) Except as set forth in Part 2.21(c) of the Disclosure Schedule, each consultant to Seller has executed written contracts with Seller restricting the disclosure of proprietary information of Seller and assigning to Seller all inventions, improvements, discoveries, or information relating to the business of Seller.

          (iv) To Knowledge of Seller or the Seller Stockholders, none of the employees, officers or consultants of Seller, past or present, is in violation of such agreements, and Seller will use its best commercially reasonable efforts to prevent any such violation.

     (d)  Patents

          (i) Seller does not own or have any other interest in any patent or patent application.

     (e)  Trademarks

          (i) Part  2.21(e)  of   Disclosure   Schedule  contains a complete and
accurate list and summary description of all Marks used by Seller.

          (ii) All Marks that have been registered with the United States Patent and Trademark Office by Seller are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Mark of Seller has been or is now involved in any opposition, invalidation, or cancellation and, to Knowledge of Seller or the Seller Stockholders, no such action is Threatened with the respect to any of the Marks.

          (iv) To Knowledge of either of the Seller Stockholders, there is no potentially interfering trademark or trademark application of any third party with respect to any Mark used by Seller.

          (v) To the Knowledge of either Seller Stockholder, no Mark is infringed or, to Knowledge of Seller and the Seller Stockholders, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

          (vi) Except as disclosed in Part 2.21(e) all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f)  Copyrights

          (i) Part   2.21(f)   of   the  Disclosure  Schedule  contains  certain
disclosures regarding the Copyrights of Seller.

          (ii) Except as disclosed in Part 2.21(f), all the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (iii) To the Knowledge of either Seller Stockholder, no Copyright is infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

          (iv) Except as disclosed in Part 2.21(f), all works encompassed by the Copyrights have been marked with the proper copyright notice.

     (g)  Trade Secrets

          (i) Except as disclosed in Part 2.21(g), with respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

          (ii) Except as disclosed in Part 2.21(g), Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

          (iii) Seller has the absolute (but not necessarily exclusive) right to use the Trade Secrets. The trade secrets of Seller are not part of the public knowledge or literature, and, to Knowledge of either of the Seller Stockholders, have not been used, divulged, or appropriated for the benefit of any Person or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or Threatened in any way.

     (h) No Registrations. Seller does not own, or have any other interest in, any federally registered Mark, Patent or Copyrights and there are no pending applications of Seller with respect to any of the foregoing.

     2.22  Seller Software.

     (a) Part 2.22(a) of the Disclosure Schedule sets forth a complete list of all software used in connection with the business of Seller other than off-the-shelf software acquired for less than $5,000 per application (the "Seller Software"). Except as set forth in Part 2.22(a), Seller has all technical and descriptive materials for Seller Software as is necessary to run its business in accordance with its historical practices.

     (b) The use of Seller Software by Seller does not breach any terms of any contract or agreement of Seller. Seller either owns or to the Knowledge of either Seller Stockholder has been granted under license agreements relating to Seller Software (the "Seller Software License Agreements") valid and subsisting rights with respect to all software comprising Seller Software and such rights may be exercised where Seller does business. Seller is in compliance with each of the terms and conditions of each of Seller Software License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a material adverse effect on Seller.

     (c) Seller Software and the related computer hardware used by Seller in its operations (the "Seller Hardware") are adequate, when taken together with the other assets, resources and personnel of Seller, to run the business of Seller in the same manner as such business has been conducted. Part 2.22(c) of the Disclosure Schedule contains a summary description of any unusual problems experienced by Seller in the twelve months prior to the date of this Agreement with respect to Seller Software or Seller Hardware that would result in an adverse effect on Seller. 2.23 Customers. Part 2.23 of the Disclosure Schedule sets forth a complete list of all customers of Seller and a description of any significant complaints within the past year by any current or former customer received by Seller.

     2.24 Certain Payments. Neither Seller nor any director, officer, agent, or employee of Seller, or to Knowledge of either Seller Stockholder any other Person acting for or on behalf of Seller, has directly or indirectly (a) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller.

     2.26 Disclosure.

     (a) No representation or warranty of Seller or a Seller Stockholder in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 4.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to Seller or a Seller Stockholder that has specific application to Seller (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller and the Seller Stockholders can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Seller that has not been set forth in this Agreement or the Disclosure Schedule.

     2.27 Receipt of Disclosures. Seller has received copies of Buyer SEC Documents (as defined and described in Section 3.6), and Seller and the Seller Stockholders have read the Buyer SEC Documents and understand the contents thereof.

     2.28 Brokers or Finders. Except for Richard Bracket for whose fees the Selling Stockholders are personally paying, Seller and the Seller Stockholders and their respective agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Seller or the Seller Stockholders as a result of the action of Seller or and the Seller Stockholders or their respective agents.

     2.29 Investment Representations.

     (a) Investment Intent. Except for intended family distributions and a distribution to Richard Brackett in conformance with the Securities Act and any applicable state securities or blue sky rules, Each Seller Stockholder is acquiring all of the shares of Buyer Common Stock and Buyer Preferred Stock described in Section 1.6 (collectively, the "Buyer Securities") for such Seller Stockholder's own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act or any applicable state securities or blue-sky laws;

     (b) Investor Status. Each Seller Stockholder is an accredited investor as such term is defined under Rule 501 of Regulation D promulgated pursuant to the Securities Act ("Regulation D");

     (c) Intent to Transfer. Neither of the Seller Stockholders is a party to or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Buyer Securities or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

     (d) Offering Exempt from Registration; Buyer's Reliance.

         (i) Buyer has advised the Seller Stockholders that the Buyer Securities have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;

         (ii) Buyer's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of each Seller Stockholder's representations contained herein;

         (iii) As a result of such lack of registration, none of the Buyer Securities may be resold or otherwise transferred or disposed of without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; and

         (iv) In furtherance of the provisions of this paragraph (d), all of the certificate representing the Buyer Securities shall bear a restrictive legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

     (e) Sophistication of the Seller Stockholders. Each Seller Stockholder has evaluated the merits and risks of acquiring the Buyer Securities and has such knowledge and experience in financial and business matters that Seller Stockholder is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of acquiring Buyer Securities, and is able to bear the economic risk of acquiring Buyer Securities, including the possibility of a complete loss with respect thereto;

     (f) Access to Information. Each Seller Stockholder has had access to such information regarding the business and finances of Buyer, the receipt and careful reading of which is hereby acknowledged by the undersigned, and has been provided the opportunity to discuss with the Buyer's management the business, affairs and financial condition of the Buyer and such other matters with respect to Buyer as would concern a reasonable person considering the transactions contemplated by the Agreement and/or concerned with the operations of the Buyer including, without limitation, pursuant to a meeting and/or discussions with management of the Buyer;

     (g) No Guarantees. That it never has been represented, guaranteed or warranted to either Seller Stockholder by Buyer, or any of its officers, directors, agents, Representatives or employees, or any other Person, expressly or by implication, that:

         (i) Any gain will be realized by Seller Stockholders from their investment in the Buyer Securities; or

         (ii) That the past performance or experience on the part of Buyer, its predecessors or of any other person, will in any way indicate any future results of Buyer;

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller and to the Seller Stockholders, subject to the exceptions specifically disclosed in the disclosure schedules supplied by Buyer to Seller (the "Buyer Schedules"), as follows:

     3.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

     3.2 Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles). Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

     (b) Except as set forth in a separate schedule ("Schedule 3.2") from the Buyer to Seller, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

         (i)   any provision of Buyer's Organizational Documents;

         (ii)  any  resolution  adopted  by   the  board  of  directors  or  the
stockholders of Buyer;

         (iii) any Legal Requirement  or Order to which Buyer may be subject; or

         (iv) any contract to which Buyer is a party or by which Buyer may be bound.

     Except as set forth in Schedule 3.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Buyer, no such Proceeding has been Threatened.

     3.5 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller and the Seller Stockholders harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its agents.

     3.6 SEC Documents. Except for one Form 8-K which the SEC informed Buyer was filed late, Buyer has timely filed with the Securities and Exchange Commission ("SEC") all required reports, proxy statements, registration statements, forms and other documents required to be filed by it with the SEC since May 1, 2000 (the "Buyer SEC Documents"). As of their respective dates, and giving effect to any amendment thereto, the Buyer SEC Documents, including any financial statements and schedules included therein, complied in all material respects with requirements of all applicable federal securities laws, and the applicable rules and regulations of the SEC, each as in effect on the date so filed, and none of the Buyer SEC Documents, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No forms, reports and documents filed after the date of this Agreement and prior to the Closing Date by the Buyer will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of December 24, 2001, the issued and outstanding Shares of Buyer Common Stock was 21,185,728.

     3.7 Power and Authority. Buyer has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification (except where the failure to be so qualified will not have a Material Adverse Effect).

     3.8 Authority for Agreement. The Board of Directors of Buyer has approved this Agreement and has authorized the execution and delivery thereof.

     3.9 No Violation to Result. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

     (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of Buyer or any note, debt instrument, security agreement, mortgage, lease or license, or any other contract or agreement (collectively, the "Buyer Agreement(s)"), written or oral, to which Buyer is a party or by which Buyer or any of its respective properties or assets are bound;

     (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

     (c) assuming the accuracy of Seller's representations and warranties, will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) and applicable to Buyer; and

     (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of Buyer.

     3.10 No Adverse Change. From September 30, 2001 to the date of this Agreement, except as disclosed in Buyer's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 (except as otherwise specifically permitted herein):

     (a) Buyer and its subsidiaries have not sustained any damage, destruction or loss materially adversely affecting the business, properties, financial condition or operations of Buyer taken as a whole; and

     (b) Other than in the usual course of Buyer's business, consistent with the prior year's operations, and financial results consistent with prior periods, there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of Buyer which in the aggregate have has or may have a Material Adverse Effect, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in a Materially Adverse Effect before or after the Closing Date.

     3.11  Taxes.  Buyer (i) has paid all Taxes  required  by  applicable  Legal
Requirements (including, without limitation, withholding, social security, payroll and similar Taxes), and all interest and penalties, if any thereon, (ii) is not party to any pending action or proceeding by any Governmental Body for the assessment or collection of any Taxes, nor is any claim for any Taxes pending or to its knowledge Threatened, and (iii) has not executed any outstanding waiver or consent for the extension of the statute of limitations for, or for any restrictions on, the assessment or collection of any Taxes.

     3.12 Compliance with Laws. Buyer complied in all material respects with all material Legal Requirements applicable to it, its properties or the operation of its business or properties. Buyer has not received any notice or citation for noncompliance with any of the foregoing, and there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing.

     3.13 Litigation. Except as disclosed in Schedule 3.13 and the Buyer SEC Documents, there is no litigation suit, proceeding, action, claim or investigation, at law or in equity, pending or threatened against or affecting Buyer or involving any of its subsidiaries, properties or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. To Buyer's Knowledge, there are no facts which, if known to customers, governmental authorities or other persons, might result in any such litigation, suit, proceeding, action, claim or investigation. Buyer is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency authority or arbitration tribunal.

     3.14 No Existing Defaults. Buyer is not in default (except where there would be no Material Adverse Effect):

     (a) under any of the terms of any material Agreement;

     (b) under any law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) and applicable to it or to any of its properties or assets; or

     (c) in the payment of any of its monetary obligations or debt.


                                   ARTICLE IV
       ADDITIONAL COVENANTS OF SELLER; CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Seller will, and will cause its Representatives to, (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access to the Seller's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     4.2 Operation of the Business of Seller. Seller, without the prior written approval of Buyer, shall refrain from taking or omitting to take any action or entering into any transactions, and no event shall have occurred, which, had such action been taken or omitted or such transaction entered into or such event occurred immediately prior to the execution of this Agreement, would have caused any of the representations, warranties or agreements of Seller to be untrue, incorrect or inaccurate in any respect as of the time of the execution of this agreement or as of the Closing Date. Seller shall not, for its own account or whether individually or jointly, alone or with each other or others, enter into any contract or arrangement with respect to any business of the kind conducted by Seller. Without limiting the generality of the foregoing, between the date of this Agreement and the Closing Date, Seller and the Seller Stockholders will:

     (a) conduct the business of Seller only in the Ordinary Course of Business;

     (b) not dispose of any of the assets of Seller as reflected in the Financial Statements or otherwise other than in the Ordinary Course of Business;

     (c) use their respective Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Seller;

     (d) not make any distribution or other payment to Seller or officers, directors or affiliates of Seller, other than salary or compensation paid in the Ordinary Course of Business, as reflected in Part 2.19 of the Disclosure Schedule, and reasonable.

     (e) confer with Buyer concerning operational matters of a material nature; and

     (f) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of Seller.

     4.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 2.15 is likely to occur.

     4.4 Required Approvals. As promptly as practicable after the date of this Agreement, Seller will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller and the Seller Stockholders will, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 3.2.

     4.5 Notification. Between the date of this Agreement and the Closing Date, Seller and the Seller Stockholders will promptly notify Buyer in writing if any of the becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or either Seller Stockholders becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller and the Seller Stockholders will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller or either Seller Stockholder in this Section 4 or of the occurrence of any event that may make the satisfaction of the conditions in Section 6 impossible or unlikely.

     4.6 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 8, Seller will not, and will cause each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of Seller, or any of the capital stock of Seller, or any merger, consolidation, business combination, or similar transaction involving Seller.

     4.7 Liabilities. Seller has no, and at Closing will not have any, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, arising out of acts or omissions occurring before the date of this Agreement, or circumstances currently or previously existing, except for (i) indebtedness, liabilities and obligations arising in the ordinary course of business of Seller other than liabilities set forth in Part 2.9 of the Disclosure Schedule (which Seller has undertaken to pay, discharge or provide for hereunder), and (ii) the contractual indebtedness, liabilities and obligations set forth in Part 2.9 of the Disclosure Schedule (which shall remain or become, as applicable, the obligation of Seller after the Closing).

     4.8 Best Efforts. Between the date of this Agreement and the Closing Date, Seller and the Seller Stockholders will use their respective Best Efforts to cause the conditions in Sections 6.1 and 6.2 to be satisfied.

                                    ARTICLE V
                          ADDITIONAL COVENANTS OF BUYER

     5.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller and the Seller Stockholders with respect to all filings that Seller or either Seller Stockholder is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller and the Seller Stockholders in obtaining all consents identified in Part 2.2 of the Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other unreasonable burden to obtain a Governmental Authorization.

     5.2 Best Efforts. Except as set forth in the proviso to Section 5.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 6.1 and 6.3 to be satisfied.

     5.3 Operation of the Business of Buyer. Buyer, without the prior written approval of Seller or the Seller Stockholders, shall refrain from taking or omitting to take any action or entering into any transactions, and no event shall have occurred, which, had such action been taken or omitted or such transaction entered into or such event occurred immediately prior to the execution of this Agreement, would have caused any of the representations, warranties or agreements of Buyer to be untrue, incorrect or inaccurate in any respect as of the time of the execution of this Agreement or as of the Closing Date.

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

     5.4 Notification. Between the date of this Agreement and the Closing Date, Buyer promptly notify Seller and the Seller Stockholders in writing if it becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger . The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of Seller.

     (b) No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     6.2 Additional Conditions to Obligations of Buyer. The obligations of Buyer to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

     (a) Accuracy of Representations.

         (i) All of Seller's and the Seller Stockholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

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

         (ii) No fact not disclosed in this Agreement or the Disclosure Schedule that results in a Material Adverse Effect since the date of the Prior Financial Statements shall have occurred.

     (b) Seller's Performance.

         (i) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         (ii) Each document required to be delivered or executed by Seller or the Seller Stockholders pursuant to Section 7.1 must have been delivered or executed.

     (c) Consents. Each of the Consents identified in Part 2.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

     (d) Additional Documents . Each of the documents specified in Section 7.1 must have been delivered to Buyer and Seller and the Seller Stockholders must have caused the following documents to be delivered to Buyer: such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 7.2, (ii) evidencing the accuracy of any representation or warranty of Seller or the Seller Stockholders,
(iii) evidencing the performance by Seller or the Seller Stockholders of, or the compliance by Seller or the Seller Stockholders with, any covenant or obligation required to be performed or complied with by Seller or the Seller Stockholders,
(iv) evidencing the satisfaction of any condition referred to in this Section 6.2, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     (e) No Claim Regarding Stock Ownership or Merger Consideration. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, Seller, or (b) is entitled to all or any portion of the consideration specified in Section1.6.

     (g) No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

     (h) Net Worth and Lease Obligation. At the time of the Closing, Seller shall have at least the Minimum Net Worth and shall not exceed the Maximum Lease Obligations.

     6.3 Additional Conditions to Obligations of Seller. The obligations of Seller and the Seller Stockholders to consummate and effect the Merger shall be subject to the satisfaction at or
prior  to  the   Effective  Time  of  each of the following  conditions,  any of
which  may  be  waived,  in  writing,   exclusively  by  Seller  or  the  Seller
Stockholders:

     (a) Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     (b) Buyer's Performance.

         (i) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

         (ii) Buyer must have delivered or executed each of the documents required to be delivered or executed by Buyer pursuant to Section 7.2 and must have made the cash payments required to be made by Buyer pursuant to
Section 1.6.

     (c) Consents. Each of the Consents identified in Part 2.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

     (d) Additional Documents. Buyer must have caused the following documents to be delivered to Seller: such other documents as Seller may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 7.1, (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this
Section 6.3 or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     (e) No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any Person affiliated with Seller to suffer any material adverse consequence under, (i) any applicable Legal Requirement or Order, or (ii) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.


                                   ARTICLE VII
                              DELIVERIES AT CLOSING

     7.1 Deliveries to Buyer. At the Closing Seller and the Seller Stockholders shall deliver to Buyer:

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

     (a) Employment Agreements. An Employment Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit B executed by such Seller Stockholder;

     (b) Registration Rights Agreement. A Registration Rights Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit C executed by such Seller Stockholder;

     (c) Lock-Up. Lock-Up Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit D executed by each Seller Stockholder;

     (d) Non-Competition Agreements. A Non-Competition Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit E, executed by each Seller Stockholder;

     (e) Legal Opinion. A legal opinion from Kasowitz, Benson, Torres & Friedman, LLP, counsel for Seller, dated the Closing Date, in the form of Exhibit F;

     (f) Certificates of Good Standing. A Certificate of Good Standing issued by the Secretary of State of the State of New York and Certificates of Good Standing from every jurisdiction in which Seller is authorized to do business as a foreign corporation in each case with respect to Seller;

     (g) Certificate of Seller Stockholders. A certificate executed by each Seller Stockholder representing and warranting, jointly and severally, to Buyer that the representations and warranties of Seller and the Seller Stockholders in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date;

     (h) Resolutions of Board of Directors of Seller. Resolutions of the Board of Directors of Seller certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by Seller of the Contemplated Transaction Documents to which Seller is or is to be a party;

     (i) Certificate of Incumbency. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Seller certifying as to the name of each officer or other representative of Seller (i) who is authorized to sign the Contemplated Transaction Documents to which Seller is or is to be a party (including any certificates contemplated therein), and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Contemplated Transaction Documents and the Contemplated Transactions;

     (j) Financial Statements. Seller shall deliver the Prior Financial Statements and, as of a date no less than 10 days prior to the Closing Date, a management report of the Seller prepared by Seller in accordance with GAAP with respect to the period from October 31, 2001 through December 18, 2001 (the "Closing Financials"), which Closing Financials shall be in form and substance acceptable to Buyer; and

     (k) By laws. the bylaws and similar Organizational Document of Seller certified by the Secretary or an Assistant Secretary of Seller;

     7.2 Deliveries to Seller and the Seller Stockholders. At the Closing Buyer shall deliver to Seller and the Seller Stockholders:

     (a) Employment Agreements. An Employment Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit B, executed by Buyer;

     (b) Registration Rights Agreement. A Registration Rights Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit C, executed by Buyer;

     (c) Lock-Up Agreement. Lock-Up Agreement between Buyer and the Seller Stockholders in the form set forth as Exhibit D, executed by the Buyer;

     (d) Non-Competition Agreements. A Non-Competition Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit E, executed by Buyer;

     (e) Security Agreement. A Security Agreement in the form of Exhibit G, executed by Buyer;

     (f) Legal Opinion. A legal opinion of Kaufman & Moomjian, LLC, counsel to Buyer, in the form set forth in Exhibit H;

     (g) Notes. Notes in the form set forth as Exhibit A executed by Buyer;

     (h) Buyer Common Stock. Certificates evidencing the shares of Buyer Common Stock issuable pursuant to the Merger;

     (i) Buyer Preferred Stock. Certificates evidencing the shares of Buyer Preferred Stock issuable pursuant to the Merger;

     (h) Cash Component. The Cash Component calculated in accordance Section 1.6 in immediately available funds;

     (i) Certificate of Good Standing. Certificate of Good Standing with respect to Buyer issued by the Secretary of State of the State of New Jersey;

     (j) Certificate of Officer of Buyer. A certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.


                                  ARTICLE VIII
                                  TERMINATION

     8.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived following the passage of a reasonable notice and cure period bases on the character and circumstances of such Breach (if reasonable).

     (b) (i) by Buyer if any of the conditions in Sections 6.1 or 6.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers and the Selling Stockholders, if any of the conditions in Sections 6.1 or 6.3 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller of the Stockholders to comply with their obligations under this Agreement) and Seller and the Stockholders have not waived such condition on or before the Closing Date;

     (c) by mutual consent of Buyer, Seller and the Seller Stockholders; or

     (d) by either Buyer or Seller or either of the Seller Stockholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 15, 2002, or such later date as the parties may agree upon.

     8.2 Effect of Termination.  Each party's right of termination under Section
8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired..

                                   ARTICLE IX
                           INDEMNIFICATIONS; REMEDIES

     9.1 Survival. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and any certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     9.2 Indemnification and Payment of Damages by Seller Stockholders. The Seller Stockholders jointly and severally will indemnify and hold harmless Buyer, and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by either the Seller or either of the Seller Stockholders in this Agreement or any other certificate or document delivered by the Seller or a Seller Stockholder pursuant to this Agreement;

     (b) any Breach by either Seller or either of the Seller Stockholders of any covenant, agreement or obligation of the Seller or such Seller Stockholder in this Agreement;

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on behalf) or any Stockholder in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Buyer Indemnified Persons.

     9.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless the Seller Stockholders, and will pay to the Seller Stockholders and their respective Representatives, controlling persons and affiliates (the "Seller Indemnified Person") the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant, agreement or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or
understanding   alleged  to  have  been  made by such  Person with Buyer (or any
Person acting on its behalf) in connection with any of the Contemplated Transactions.

     9.4 Time Limitations. If the Closing occurs, Seller and the Seller Stockholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 2.3, 2.10, 2.12, and 2.18, unless on or before 27 months from the Closing Date Buyer notifies such Seller Stockholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 2.3, 2.10, 2.12, or 2.18, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time with respect to Section 2.3, and the greater of 30 months or the expiration of the applicable statute of limitations with respect to Sections 2.10, 2.12 and 2.18. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before 30 months from the Closing Date either of the Seller Stockholders notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller and the Seller Stockholders.

     9.5 Limitations on Amount -- Seller and the Seller Stockholders. Seller and the Seller Stockholders will have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.2 until the total of all Damages with respect to such matters exceeds $20,000, and then only for the amount by which such Damages exceed $20,000. Notwithstanding the foregoing, this Section 9.5 will not apply to any Breach of Section 2.4(b) or any of Seller's or the Seller Stockholders' representations and warranties of which Seller or any of the Seller Stockholders had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Seller or any of the Seller Stockholders of any covenant or obligation, and Seller and the Seller Stockholders will be liable for all Damages with respect to such Breaches. For purposes of a breach of Section 2.4(b), Seller and the Seller Stockholders will have liability on a dollar for dollar basis to the extent of the greater of (i) the amount of the deficiency in the Minimum Net Worth or (ii) the amount of the excess over the Maximum Lease Obligations. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the Seller Stockholders or the affiliates thereof collectively be liable for any monetary damages in connection with arising, under or relating to this Agreement, any ancillary agreement or document or the transactions set forth herein and therein in an aggregate amount greater than the consideration payable by Buyer to the Seller Stockholders pursuant to the terms hereof.

     9.6 Limitations on Amount -- Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section
9.3 until the total of all Damages with respect to such matters exceeds $20,000, and then only for the amount by which such Damages exceed $20,000. However, this
Section 9.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by

Buyer  of  any   covenant   or   obligation,  and Buyer  will be liable  for all
Damages with respect to such Breaches.

     9.7 Procedure for Indemnification -- Third Party Claims.

     (a) Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 9.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party reasonably determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party to which the indemnifying party consents, which consent may not be unreasonably withheld.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     9.8  Procedure  for   Indemnification   --  Other  Claims  .  A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.



                                    ARTICLE X

Intentionally left blank.


                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The foregoing combined expenses of Seller and Seller Stockholders shall be borne $20,000 by Buyer and paid at closing (but shall be deducted in determining Minimum Net Worth) and the remainder personally by the Seller Stockholders. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller and the Seller Stockholders shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

     11.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Acquired Group will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and Seller and the Seller Stockholders to maintain in confidence, and not use to the detriment of another Party any written, oral, or other information obtained in confidence from another Party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings or is required by law to be disclosed. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. To the extent not inconsistent with this Section 11.3, the Mutual Non-Use and Non-Disclosure Agreement, dated June 19, 2001, between Buyer and the Seller shall remain in effect.

     11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to Seller or a          Bac-Tech Systems, Inc.
         Seller Stockholder:        665 Broadway
                                    New York, New York 10012
                                    Attention: Robert Bacchi
                                    Facsimile No.: (212) 759-6967

         With a copy to:            Kasowitz, Benson, Torres & Friedman, LLP
                                    1633 Broadway
                                    New York New York 10019
                                    Attention: Jack Schulman, Esq.
                                    Facsimile No.: (212) 541-4244

         If to Buyer:               eB2B Commerce, Inc.
                                    757 Third Avenue, 3rd Floor
                                    New York, New York 10017
                                    Attention: President
                                    Facsimile No.: (212) 703-2076


         With a copy to:            Kaufman & Moomjian, LLC
                                    50 Charles Lindbergh Boulevard
                                    Mitchel Field, New York 11553
                                    Attention: Gary T. Moomjian, Esq.
                                    Facsimile No.: (516) 222-5110

     11.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the

United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; and (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given.

     11.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.10 Special Indemnification. Buyer covenants and agrees that it will take whatever steps are required to release the personal guaranties of the Seller Stockholders relating to the Chase Manhattan Line of Credit (maximum line of $165,000) within sixty (60) days of the Closing Date and, in any event, shall indemnify Buyer with respect to any liability relating thereto.

     11.11 Stockholder Meeting. Buyer shall use reasonable efforts to hold its next stockholders meeting by September 30, 2002 (which shall include a proposal that will allow the Buyer Preferred Stock to be converted to Buyer Common
Stock), but the parties acknowledge that the date of such meeting may be effected by such items as the complexity of the proposals to be submitted to stockholders, whether or not Buyer receives comments on its Proxy Statement from the Securities and Exchange Commission.

     11.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.13 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.14 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

     11.15 Counterparts . This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                        SELLER STOCKHOLDERS
                                        -------------------


                                        /s/ Robert Bacchi
                                        ------------------------------------
                                        Robert Bacchi


                                        /s/ Mike Dodier
                                        ------------------------------------
                                        Mike Dodier


                                        SELLER:
                                        ------

                                        BAC-TECH SYSTEMS, INC.


                                        By:     /s/ Robert Bacchi
                                           ---------------------------------
                                        Name:     Robert Bacchi
                                              ------------------------------
                                        Title:    President
                                              ------------------------------


                                        BUYER:
                                        -----

                                        EB2B COMMERCE, INC.


                                        By:     /s/ Richard S. Cohan
                                           ---------------------------------
                                        Name:     Richard S. Cohan
                                              ------------------------------
                                        Title:    CEO
                                              ------------------------------

APPENDIX A
TO STOCK PURCHASE AGREEMENT


     As used in this Agreement, the following terms have the following meanings:

     "APPLICABLE CONTRACT" -- any Contract (a) under which Seller has or may acquire any rights, (b) under which Seller has or may become subject to any obligation or liability, or (c) by which Seller or any of the assets owned or used by it is or may become bound.

     "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved expeditiously; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

     "CONSENT"  --  any  approval,  consent,  ratification,   waiver,  or  other
authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

     (a) the merger of Seller with and into Buyer;

     (b)  the  execution,   delivery,   and  performance  of  the   Contemplated
Transaction Documents; and

     (c) the performance by Buyer, Seller and the Seller Stockholders of their respective covenants and obligations under this Agreement.

     "CONTEMPLATED TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Security Agreement, the Employment Agreements, the Non-Competition Agreements, the Lockup Agreements, the Registration Rights Agreement and all other agreements, documents and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership; provided, however, that a restriction that normally is related to the item being referenced shall not be an Encumbrance.

         "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental,  health, or safety matters or conditions  (including
on-site  or  off-site   contamination,   occupational  safety  and  health,  and
regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" -- any applicable Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the  transportation
of  hazardous  substances,   pollutants,   oil,  or  other  potentially  harmful
substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Seller and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by Seller.

     "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" -- any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or Seller.

     "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "IRC" - the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

     "LEGAL REQUIREMENT" -- any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "MATERIAL ADVERSE EFFECT" -- any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, financial condition, results of operations or prospects of the Seller or Buyer, as the case may be, taken as a whole or (b) the validity or enforceability of this Agreement.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER"--  any  award,  decision,  injunction,   judgment,  order,  ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent (if any) of such Person.

     "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "PERMITTED LIENS" -- shall mean, as applied to the property or assets of any entity (or any revenues, income or profits of that entity therefrom): (i) liens for taxes if the same are not at the time due and delinquent; (ii) liens of carriers, warehousemen, mechanics, laborers and material men for sums not yet due; (iii) encumbrances incurred in the ordinary course of that entity's business in connection with worker's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (iv) liens incurred in the ordinary course of that entity's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (v) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that entity's business or existing on property and not materially interfering with the ordinary conduct of that entity's business or the use of that property; (vi) any interest or title of a lessor of assets that the Seller is leasing pursuant to any capital lease of the Seller; and (vii) encumbrances securing purchase money indebtedness of the Seller, so long as those encumbrances do not attach to any property or assets other than the properties or assets purchased with the proceeds of that indebtedness.

     "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability Seller, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "RELATED PERSON" -- with respect to a particular individual:

     (a) each other member of such individual's  Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 35% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 35% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "TAX OR TAXES" - any applicable (i) federal, state, territorial, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under IRC ss. 59A), customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, whether disputed or not; (ii) liability of a Taxpayer for the payment of any amounts of the type described in clause (i) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) liability of a Taxpayer for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

     "TAX RETURN" -- any return (including any information return), report, statement, claim for refund, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), that would lead a reasonable Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

EXHIBITS TO AGREEMENT AND PLAN OF MERGER
----------------------------------------

         Exhibit A - Note

         Exhibit B - Employment Agreement

         Exhibit C - Registration Rights Agreement

         Exhibit D - Lockup Agreement

         Exhibit E - Non-Competition Agreement

         Exhibit F - Seller and the Seller Stockholders' Counsel Opinion

         Exhibit G - Security Agreement

         Exhibit H - Buyer's Counsel Opinion

DISCLOSURE SCHEDULE
-------------------

2.1 Name, Jurisdiction of Incorporation, Other Jurisdictions Authorized to do Business, and Capitalization of Seller

2.2        Conflicts, Encumbrances

2.4        Financial Statements

2.6        Real Property Owned and Leased

2.8        Accounts Receivable

2.9        Other Liabilities

2.10       Tax Returns/Taxes - Tax Liabilities

2.12(i)    Seller Plans, Seller Benefit Obligations and Seller VEBAS

2.12(ii)   ERISA Affiliates, Plans and Plans of ERISA Affiliates

2.12(iii)  Liabilities for Post-Retirement Benefits

2.12(iv) Nondisclosed Obligations Under Seller Plans and Seller's Other Benefit Obligations

2.13       Governmental Authorizations and Compliance With Law

2.14       Legal Proceedings

2.15       Certain Changes and Events

2.16       Contracts

           2.16(a)         Contract Description
           2.16(b)         Related Party Contract Rights
           2.16(c)         Contract Effectiveness
           3.16(d)         Compliance With Contracts

2.17       Insurance

           2.17(b)         Insurance Obligations
           2.17 (c)        Insurance Details
           2.17(d)         Enforceability of Insurance Policies

2.18       Environmental Matters

2.19       Employees

2.21       Intellectual Property

           2.21(b)         Description Relating to Intellectual Property Assets
           2.21(c)         Assignments of Intellectual Property Rights
           2.21(d)         List of Patents
           2.21(e)         List of Trademarks
           2.21(f)         List of Copyrights

2.22       Seller Software

           2.22(a)         List of Software
           2.22(c)         Software Problems

2.23       Customers

SCHEDULE 3.2
------------

Stockholder approval of the acquisition of Seller and/or the issuance of Buyer Common Stock upon conversion of Buyer Preferred Stock is required by the rules of Nasdaq.]\

                                  Schedule 3.13
                                  -------------

                                   Litigation
                                   ----------

           In addition to the litigation set forth in the SEC Documents, Buyer was recently sued by a former employee who claimed that she was owed $10,000 for a guaranteed bonus, $75,000 for a performance bonus, as well as compensatory damages and costs.